UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 21, 2008
PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (734) 414-6100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 21, 2008, the Board of Directors of Perceptron, Inc. (the “Company”) appointed Harry T. Rittenour as President and Chief Executive Officer of the Company, effective immediately. Mr. Rittenour was also elected to the Company’s Board of Directors by the existing members of the Board.
     Mr. Rittenour succeeds Alfred A. Pease who retired on January 21, 2008 as Chairman of the Board, President and Chief Executive Officer of the Company after eleven years in that position. Mr. Pease will remain as an employee of the Company, serving as Executive Advisor to Mr. Rittenour as the Company’s new President and Chief Executive Officer. Mr. Pease also resigned as a member of the Board of Directors.
     The Company also announced that W. Richard Marz, a current independent member of the Board of Directors, has been appointed to serve as the non-executive Chairman of the Board, effective immediately.
     A copy of the Company’s press release dated January 22, 2008 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Rittenour, age 61, has been Senior Vice President-Product Production and Quality of the Company since May 2001. Prior to that he was Senior Vice President – Industrial Business Segment from May 2000 until May 2001 and Vice President – Quality Assurance from January 1997 until May 2000. Prior to joining the Company, Mr. Rittenour served as the Branch Director, Office of the Chief of Naval Operations in Washington, D.C. He retired from the Navy as a Rear Admiral, having previously served in several significant command and staff positions.
     Mr. Marz has been a Director of the Company since 2000. Mr. Marz is President of MMW Group, a private technology consulting group he founded in 2006. From August 2005 to August 2006, he was a technical consultant to LSI Corporation (“LSI”), and prior to that time, he was Executive Vice President, Communications and ASIC Technology from February 2002 to December 2003, and Executive Vice President, ASIC Technology from July 2001 to February 2002, of LSI.
     In connection with his appointment as President and Chief Executive Officer, Mr. Rittenour’s base salary was increased from $200,000 to $230,000 and his bonus potential level increased from 55% to 60% of his annual base salary for periods after January 21, 2008. On January 21, 2008, effective February 1, 2008, the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) awarded Mr. Rittenour non-qualified options to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan to be issued on the current form of Non-Qualified Stock Option Agreement for Officers. The option will become exercisable in four equal annual installments beginning February 1, 2009 at an exercise price equal to the fair market value of the Company’s Common Stock as of February 1, 2008. Mr. Rittenour’s existing severance agreement will be revised to increase his severance benefits (including base salary, health benefits, welfare benefits, principally executive life insurance and auto benefit) from six months to one year and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits increase from one year to two years (other than his auto benefit) and health benefits continue until he is eligible for Medicare benefits.

     In connection with his appointment as Chairman of the Board, Mr. Marz will be paid $100,000 for his services through August 15, 2008, in addition to his regular compensation as a member of the Board of Directors, payable in monthly installments. On January 21, 2008, effective February 1, 2008, the Management Development Committee awarded Mr. Marz a non-qualified option to purchase 50,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan to be issued on the current form of Non-Qualified Stock Option Agreement for Directors. The option will become exercisable in four equal annual installments beginning February 1, 2009 at an exercise price equal to fair market value of the Company’s Common Stock as of February 1, 2008.
     In connection with his continued employment by the Company as Executive Advisor to the CEO, the Company entered into an Employment and Amended and Restated Severance Agreement with Mr. Pease (the “Employment Agreement”). Under the Employment Agreement, Mr. Pease will continue to be paid his annual base salary of $338,000 through June 30, 2009. He is entitled to receive any bonus that he would have earned for fiscal year 2008 under the Company’s Fiscal Year 2008 Profit Sharing Plan (the “FY 2008 Bonus”). Mr. Pease is also eligible for Supplemental Compensation of $3,500 per day of employment services rendered by him to the Company between January 22, 2008 and June 30, 2009, payable in January 2009 for amounts earned in calendar 2008 and in July 2009 for amounts earned in calendar 2009. The Company will continue his health benefits until he becomes eligible for Medicare. He will receive certain other welfare benefits and personal benefits through June 30, 2009. Mr. Pease’s employment may be continued for additional periods after June 30, 2009 upon mutual agreement of the Company and Mr. Pease and on terms mutually agreed upon by the parties. Payments and benefits under the agreement continue (other than the Supplemental Compensation as described above) until June 30, 2009, if Mr. Pease’s employment terminates prior to that date. Certain provisions contained in Mr. Pease’s Severance Agreement that would have been payable in the event of a change in control of the Company within six months of a termination of employment were continued in his Employment Agreement for the next six months. In the event Mr. Pease’s employment is terminated (other than by the Company for cause), his remaining unvested options will become immediately exercisable. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety to the Employment Agreement and related Release Agreement, copies of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
C.	Exhibits.

Exhibit No. Description
10.1	Employment and Amended and Restated Severance Agreement and related Release Agreement dated January 21, 2008, between Alfred A. Pease and the Company.

99.1	Press Release of the Company dated January 22, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)
Date: January 22, 2008	/s/ David W. Geiss
By: David W. Geiss
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment and Amended and Restated Severance Agreement and related Release Agreement dated January 21, 2008, between Alfred A. Pease and the Company.

99.1	Press Release of the Company dated January 22, 2008